UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 29, 2017, STRATA Skin Sciences, Inc. (the "Company") held a Special meeting of stockholders (the "Special Shareholders' Meeting").  The matters voted upon were:

(1) Approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation effecting a reverse stock split of our common stock, par value $0.001 per share, at a specific ratio within a range from 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split (the "Reverse Stock Split Proposal"); and
(2) Approval of a proposal to adjourn the Special Meeting to solicit additional proxies to vote in favor of the Reverse Stock Split Proposal (the "Adjournment Proposal").

The results of the voting for each proposal were as follows:

(1) The Reverse Stock Split Proposal was approved.

Votes For	Votes Against	Abstain
7,289,604	816,360	54,356

There were 0 broker non-votes for this proposal.

(2) The Adjournment Proposal was approved

Votes For	Votes Against	Abstain
7,262,707	830,727	63,090

There were 0 broker non-votes for this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: March 30, 2017	By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer